Exhibit 99.1
Bookham Fiscal 2008 Fourth Quarter
Revenue Up 39% Year-Over-Year
SAN JOSE, Calif., — July 24, 2008 — Bookham, Inc. (Nasdaq: BKHM), a leading provider of optical components, modules and subsystems, today announced financial results for its fourth quarter and fiscal year ended June 28, 2008.
Fourth Quarter Fiscal 2008 GAAP Results
Revenue for the fourth quarter of fiscal 2008 was $62.6 million, an increase of 39 percent from $45.1 million in the fourth quarter of fiscal 2007 and 5 percent over the third quarter of fiscal 2008.
Gross margin in the fourth quarter was 22 percent, up 6 percentage points from 16 percent in the same quarter last year. Gross margin was 22 percent last quarter. Fourth quarter fiscal 2008 net loss, which included a $3.8 million one-time gain on a legal settlement, was $1.9 million, or net loss of $0.02 per share. This compares with a net loss of $13.6 million, or a net loss of $0.17 per share, in the fourth quarter last year, and a net loss of $5.4 million, or a net loss of $0.05 per share, last quarter.
Cash, cash equivalents, short term investments and restricted cash at the end of June 2008 were $51.9 million, compared with $54.7 million at the end of the last quarter.
Fourth Quarter Fiscal 2008 Non-GAAP Results
Adjusted EBITDA for the fourth quarter of fiscal 2008 was negative $0.7 million, an improvement of approximately $5.3 million when compared with Adjusted EBITDA of negative $6.0 million in the fourth quarter of fiscal 2007. Adjusted EBITDA in the third quarter of fiscal 2008 was negative $1.1 million.
Non-GAAP gross margin of 23 percent, which excludes stock compensation expense of $0.6 million, represents an increase of 6 percentage points from 17 percent in the fourth quarter of fiscal 2007. Non-GAAP gross margin last quarter was 23 percent.
Non-GAAP net loss of $1.5 million, or $0.01 per share for the fourth quarter of fiscal 2008, compares with a non-GAAP net loss of $10.8 million, or net loss of $0.13 per share, in the fourth quarter of fiscal 2007, and a non-GAAP net loss of $3.4 million, or a net loss of $0.03 per share, in the prior quarter. A reconciliation table of non-GAAP measures to the most comparable GAAP measures is included in the financial tables section of this release and further discussion of these measures is also included later in this release.
Non-cash stock and option-based compensation expense for the fourth quarters of fiscal 2008 and fiscal 2007, and the third quarter of fiscal 2008, were $3.2 million, $1.2 million and $1.2 million, respectively.
Fiscal 2008 Financial Results
Fiscal 2008 revenue was $235.5 million, compared with $202.8 million in fiscal 2007. GAAP net loss was $23.4 million, or a net loss of $0.25 per share, for fiscal 2008. This compares with a GAAP net loss of $82.2 million, or a net loss of $1.17 per share, for the prior year. Adjusted EBITDA for fiscal 2008 of negative $3.9 million is an improvement when compared with negative Adjusted EBITDA of $38.1 million in fiscal 2007.
“We are proud of our turnaround and our growth momentum. We continue to gain market share in tunable products. Also, our Indium Phosphide chip technology is rapidly becoming the preferred choice for tunable applications, in particular in 40Gb solutions,” said Alain Couder, president and CEO of Bookham, Inc. “We plan to align our capital spending to fulfill increasing demand in these key growth markets. We believe our non-GAAP operating income and our cash flow from operations, prior to any capital spending, will be positive in the December 2008 quarter.”
First Quarter Fiscal 2009 Outlook
For the first quarter of fiscal 2009, ending September 27, 2008, excluding restructuring and other non-recurring charges, the Company expects:

•	Revenue in the range of $64 million to $68 million
•	Non-GAAP gross margin between 22 percent and 26 percent, which excludes stock compensation and one-time costs related to the transfer of San Jose photonics operations to Shenzhen, China
•	Adjusted EBITDA of negative $2.0 million to positive $2.0 million
The forecasts provided are based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this release for a description of certain important risk factors that could cause actual results to differ, and refer to Bookham’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of the risks. Furthermore, our outlook excludes items that may be required by GAAP, such as restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of goodwill and other long-lived assets for which the likelihood and amounts are not determinable at this time, extraordinary items, as well as the expensing of stock options and restricted stock grants under SFAS 123R.
Conference Call
Bookham will report financial results for the fourth quarter and fiscal year 2008 on Thursday, July 24, 2008 at 1:30 p.m. PT/4:30 p.m. ET. To listen to the live conference call, please dial (480) 629-9031. A replay of the conference call will be available through July 31, 2008. To access the replay, dial 1-303-590-3030. The conference code for the replay is 3896355. A webcast of this call will be available in the investors section of Bookham’s website at www.bookham.com.
About Bookham
Bookham, Inc. is a leading provider of high performance optical products, spanning from components to advanced subsystems. The company designs and manufactures a broad range of solutions tailored for the telecommunications optical infrastructure and other selected markets, including industrial, life sciences, semiconductor, and scientific. The Company utilizes proprietary core technologies and a vertically integrated manufacturing organization to provide its customers with cost-effective and innovative devices, as well as flexible, scalable product delivery. Bookham is a global company, headquartered in San Jose, Calif., with leading edge chip fabrication facilities in the UK and Switzerland, and manufacturing sites in the USA and China.
Bookham and all other Bookham, Inc. product names and slogans are trademarks or registered trademarks of Bookham, Inc. in the USA or other countries.
Safe Harbor Statement
Any statements in this announcement about the future expectations, plans or prospects of Bookham, including statements containing the words “believe,” “plan,” “anticipate,” “expect,” “estimate,” “will,” “should,” “ongoing,” and similar expressions and including references to operating income and cash flow from operations, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including factors described in Bookham’s most recent annual report on Form 10-K and most recent quarterly reports on Form 10-Q. These include continued demand for optical components, changes in inventory and product mix, no further degradation in the exchange rate of the United States dollar relative to U.K, China and Switzerland currencies, and the continued ability of the Company to maintain requisite financial resources. The forward-looking statements included in this announcement represent Bookham’s view as of the date of this release. Bookham anticipates that subsequent events and developments may cause Bookham’s views to change. However, Bookham disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release. Those forward-looking statements should not be relied upon as representing Bookham’s views as of any date subsequent to the date of this announcement.
Non-GAAP Financial Measures
To provide investors with the opportunity to use the same financial metrics as management to evaluate the Company’s performance, the Company provides certain supplemental non-GAAP financial measures, including:

1) non-GAAP net loss excluding non-cash stock and option-based compensation, charges such as impairment, and restructuring, income taxes, and expenses or income from certain legal actions, settlements and related costs outside the ordinary course of business; 2) a measure of Adjusted EBITDA, that also excludes these charges, plus the impact of net interest income/expense, depreciation and amortization, and net foreign currency translation gain/loss; and 3) non-GAAP operating loss that excludes amortization of intangible assets, non-cash stock and option-based compensation, charges such as impairment and restructuring, and expenses or income from certain legal actions, settlements and related costs outside the normal course of business; to provide investors with the opportunity to use the same financial metrics as management to evaluate the Company’s performance. Bookham also believes these non-GAAP measures enhance the comparability and transparency of results for the periods reported. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
Non-GAAP Net Loss
Non-GAAP net loss is calculated as net loss excluding the impact of restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, impairment charges and certain other one-time charges and credits specifically identified where applicable. The Company evaluates its performance using, among other things, non-GAAP net loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as impairment charges, income taxes, restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs, as well as non-cash compensation related to stock and options. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP net loss.
The Company believes that providing non-GAAP net loss to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. Additionally, non-GAAP net loss has historically been presented by the Company as a complement to net loss, thus increasing the consistency and comparability of the Company’s earnings releases. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
A pro-forma subtotal within the Company’s determination of non-GAAP net loss specifically excludes from the Company’s net loss the non-cash compensation related to stock and options granted to employees and directors under SFAS 123R — Share-Based Payment. Management uses this non-GAAP information to compare this specific non-cash expense with similar expenses of competitors and other companies.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP net loss should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP net loss used by other companies. The GAAP measure most directly comparable to non-GAAP net loss is net loss. A reconciliation of non-GAAP net loss to net loss is set forth in the schedules below.
Adjusted EBITDA
Adjusted EBITDA is calculated as net loss excluding the impact of taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring and severance, impairment, non-cash compensation related to stock and options, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, and certain other one-time charges and credits specifically identified where applicable. The Company uses Adjusted EBITDA in evaluating the Company’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from the Company’s core operations. The Company believes that by excluding these non-cash and non-recurring charges, more accurate expectations of our future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Management does not believe the excluded items are reflective of the Company’s ongoing operations and accordingly excludes those items from Adjusted EBITDA. The Company believes that providing Adjusted EBITDA to its investors, in addition to corresponding GAAP cash flow measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions that impact the Company’s cash position and understanding how the cash position may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core cash position.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) in the United States. Adjusted EBITDA should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The GAAP measure most directly comparable to Adjusted EBITDA is net loss. A reconciliation of Adjusted EBITDA to GAAP net loss is set forth in the financial schedules section below.
Non-GAAP Operating Loss
Non-GAAP operating loss is calculated as operating loss excluding the impact of amortization of intangible assets in connection with the purchase accounting for its acquisition of numerous companies and businesses prior to its fiscal year ended July 3, 2004, restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, impairment charges, and certain other one-time charges and credits specifically identified where applicable. The Company evaluates its performance using, among other things, non-GAAP operating loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, management excludes from “core operating performance” those items such as restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairment charges, as well as non-cash compensation related to stock and options. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP operating loss.
The Company believes that providing non-GAAP operating loss to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
A pro-forma subtotal within the Company’s determination of non-GAAP operating loss specifically excludes from the Company’s operating loss the non-cash compensation related to stock and options granted to employees and directors under SFAS 123R — Share-Based Payment. Management uses this non-GAAP information to compare this specific non-cash expense with similar expenses of competitors and other companies.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP net loss should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP operating loss used by other companies. The GAAP measure most directly comparable to non-GAAP operating loss is net loss. A reconciliation of non-GAAP net loss to net loss is set forth in the schedules below.

Furthermore, similar non-GAAP measures have historically been presented by the Company as a complement to its GAAP presentation. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
Restructuring and Severance Activities
The Company has incurred expenses, which are included in its GAAP statement of operations, primarily due to the write-down of certain property and equipment that has been identified for disposal, workforce related charges such as retention bonuses, severance, benefits and employee relocation costs related to formal restructuring plans, termination costs and building costs for facilities not required for ongoing operations, and costs related to the relocation of certain facilities and equipment from buildings which the Company has disposed of or plans to dispose of. The Company excludes these items, for the purposes of calculating non-GAAP net loss, Adjusted EBITDA and non-GAAP operating loss, when it evaluates the continuing operational performance of the Company. The Company does not believe that these items reflect expected future operating expenses nor does it believe that they provide a meaningful evaluation of current versus past core operational performance.
Certain Legal Actions, Settlement and Related Costs
In the current quarter, the Company has recorded a gain, net of costs incurred, related to the settlement of a legal action against a third party in connection with land sold by the Company in 2006, and in prior periods expenses related to the legal costs and settlement of a different on-going litigation, net of insurance recoveries, both of which are included in its GAAP statement of operations. The Company excludes these items for the purposes of calculating non-GAAP net loss, Adjusted EBITDA and non-GAAP operating loss when it evaluates the continuing performance of the Company. The Company does not believe that these items reflect expected future expenses nor does it believe they provide a meaningful evaluation of current versus past core operational performance.
Amortization of Intangible Assets
In connection with the purchase accounting for its acquisition of numerous companies and businesses prior to its July 3, 2004 fiscal year end, the Company recorded intangible assets which are being amortized to operating expenses over their useful lives. The Company excludes the amortization of intangible assets for the purposes of calculating non-GAAP operating loss and Adjusted EBITDA when it evaluates the continuing core operational performance of the Company. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.
Impairment of Goodwill, Intangibles and other Long-Lived Assets
GAAP requires the Company to compare the fair value of its long-lived assets to their carrying amount on the Company’s financial statements. If the carrying amount is greater than its fair value, then an impairment must be recognized in the GAAP presentation, and included as a charge to earnings in the statement of operations. In particular this is the case regarding businesses acquired by the Company. If the carrying amount of the acquired businesses, including recorded goodwill, is greater than its fair value, then an impairment of the goodwill must be recognized in the GAAP presentation, and included as a charge to earnings in the Company’s statement of operations. The Company excludes the impairment of long-lived assets, for the purposes of calculating non-GAAP net loss, Adjusted EBITDA and non-GAAP operating loss, when it evaluates the continuing core operational performance of the Company. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Foreign Currency Translation Gains/Losses
The Company records gains and losses related to the translation of intercompany balances denominated in currencies other than the functional currencies of the Company’s local legal entities, the translation of certain other ending balance sheet accounts denominated in currencies other than the function currencies of the Company’s local legal entities, and contracts entered into to mitigate the exposure to these translation gains and losses. The Company excludes this item, for the purposes of calculating Adjusted EBITDA, when it evaluates the cash usage and prospective cash usage of the Company. Management does not believe this excluded item is reflective of its ongoing operations.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The GAAP measure most directly comparable to non-GAAP net loss is net loss. The GAAP measure most directly comparable to Adjusted EBITDA is net loss. The GAAP measure most directly comparable to non-GAAP operating loss is operating loss. A reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.
Contacts:
Bookham, Inc.
Jim Fanucchi
Summit IR Group Inc.
+1 408 404-5400
ir@bookham.com
Steve Abely
Chief Financial Officer
+1 408 383-1400
ir@bookham.com

BOOKHAM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 28,	March 29,
	2008	2008

	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,863	$39,363
Short-term investments	17,845	14,066
Restricted cash	1,154	1,320
Accounts receivable, net	45,665	45,620
Inventories	59,612	58,615
Prepaid expenses and other current assets	6,007	4,288

Total current assets	163,146	163,272
Goodwill	7,881	7,881
Other intangible assets, net	7,829	8,179
Property and equipment, net	32,962	34,133
Other assets	272	338

Total assets	$212,090	$213,803

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,501	$20,453
Bank loan payable	—	2,000
Accrued expenses and other liabilities	20,789	20,289

Total current liabilities	42,290	42,742
Other long-term liabilities	1,336	1,411
Deferred gain on sale leaseback	19,402	19,985

Total liabilities	63,028	64,138

Stockholders’ equity:
Common stock	1,007	1,007
Additional paid-in capital	1,163,598	1,160,491
Accumulated other comprehensive income	44,036	45,847
Accumulated deficit	(1,059,579)	(1,057,680)

Total stockholders’ equity	149,062	149,665

Total liabilities and stockholders’ equity	$212,090	$213,803

BOOKHAM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	June 28,	March 29,	June 30,
	2008	2008	2007

Net revenues	$62,550	$59,703	$45,106
Cost of revenues	48,731	46,320	37,733

Gross profit	13,819	13,383	7,373

Operating expenses:
Research and development	8,203	7,570	9,154
Selling, general and administrative	12,742	11,711	10,837
Amortization of intangibles	622	667	1,956
Restructuring and severance charges	1,020	672	1,872
(Recovery)/impairment of long-lived assets	—	—	(280)
Certain legal actions, settlements and related costs	(3,813)	54	—
Gain on sale of property and equipment and other assets	(250)	(596)	(2,185)

Total operating expenses	18,524	20,078	21,354

Operating loss	(4,705)	(6,695)	(13,981)
Other income/(expense), net	2,841	1,312	389

Loss before income taxes	(1,864)	(5,383)	(13,592)
Income tax (provision)/benefit	(35)	(17)	(22)

Net loss	$(1,899)	$(5,400)	$(13,614)

Basic and diluted loss per share:
Net loss per share	$(0.02)	$(0.05)	$(0.17)

Weighted average shares of common stock outstanding (basic and diluted)	99,604	99,316	82,454

Stock based compensation included in the following:
Cost of revenues	$560	$380	$249
Research and development	712	243	376
Selling, general and administrative	1,897	611	603

Total	$3,169	$1,234	$1,228

BOOKHAM, INC.
RECONCILIATION OF GAAP NET LOSS TO CERTAIN NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	June 28, 2008			March 29, 2008
		Adjusted	Operating		Adjusted	Operating
	Net Loss	EBITDA	Loss	Net Loss	EBITDA	Loss

GAAP net loss	$(1,899)	$(1,899)	n/a	$(5,400)	$(5,400)	n/a
GAAP operating loss	n/a	n/a	$(4,705)	n/a	n/a	$(6,695)
Stock compensation	3,169	3,169	3,169	1,234	1,234	1,234

Pro forma	1,270	1,270	(1,536)	(4,166)	(4,166)	(5,461)

Adjustments:
Depreciation expense	—	2,985	—	—	2,966	—
Amortization expense	—	622	622	—	667	667
Income tax provision, net	35	35	—	17	17	—
Interest income, net	—	(114)	—	—	(305)	—
Foreign currency (gain)/losses, net	—	(2,723)	—	—	(995)	—
Restructuring and severance charges	1,020	1,020	1,020	672	672	672
Certain legal actions, settlements and related costs	(3,813)	(3,813)	(3,813)	54	54	54

Non-GAAP measures	$(1,488)	$(718)	$(3,707)	$(3,423)	$(1,090)	$(4,068)

Non-GAAP measures per share (basic and diluted)	$(0.01)	$(0.01)	$(0.04)	$(0.03)	$(0.01)	$(0.04)

Weighted average shares of common stock outstanding (basic and diluted)	99,604	99,604	99,604	99,316	99,316	99,316